                                                                       Exhibit 1


                                  $22,000,000



                         ENERGYNORTH NATURAL GAS, INC.



                             FIRST MORTGAGE BONDS
                                 Designated as
                             ___% Series E Bonds,
                            due September 30, 2027



                            UNDERWRITING AGREEMENT
                            ----------------------



                                                           _______________, 1997



EDWARD D. JONES & CO., L.P.
12555 Manchester Road
St. Louis, Missouri 63131


Ladies and Gentlemen:

     The undersigned, EnergyNorth Natural Gas, Inc., a New Hampshire corporation (the "Company"), hereby confirms its agreement with Edward D. Jones & Co., L.P., a Missouri limited partnership (the "Underwriter") as follows:



     1.  Offering.  The Company proposes to issue and sell to the Underwriter
         --------
$22,000,000 aggregate principal amount of its First Mortgage Bonds Designated as ___% Series E Bonds, due September 30, 2027 (the "Bonds"). The Bonds will be issued by the Company under its General and Refunding Mortgage Indenture (the "Original Indenture") dated as of June 30, 1987, under which Bank of New Hampshire is now the trustee (the "Trustee"), as heretofore amended and supplemented by (i) a First Supplemental Indenture dated as of October 1, 1988,
(ii) a Second Supplemental Indenture dated as of August 1, 1989, (iii) a Third Supplemental Indenture dated as of September 1, 1990, (iv) a Fourth Supplemental Indenture dated as of January 10, 1992, and (v) a Fifth Supplemental Indenture dated as of February 1, 1995, and as to be further supplemented and amended by a Sixth Supplemental Indenture dated as of September 15, 1997 (the "Sixth Supplemental Indenture") including the series in which the Bonds are to be issued. The term "Indenture", as hereinafter used, means such Original Indenture as so amended and supplemented. The Company understands that the Underwriter proposes to make a public offering of the Bonds as soon as it deems advisable after this Agreement has been executed and delivered.

     2.  Purchase, Sale and Delivery of the Bonds.
         ----------------------------------------

     On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase the Bonds, at a price of $_____ per each $1,000 principal amount of the Bonds.

     Payment for the Bonds to be sold hereunder is to be made in immediately available funds by wire transfer or certified or bank cashier's checks drawn to the order of the Company against delivery of certificates therefor to the Underwriter through the facilities of the Depository Trust Company for the account of the Underwriter at 10:00 a.m., St. Louis time, on September ___, 1997, or, if such day is not a business day, on the next business day, or at such other time and date not later than five (5) business days thereafter as may be agreed upon in writing between the Underwriter and the Company, such time and date being herein referred to as the "Closing Date." The Company shall deliver certificates for the Bonds to the Depository Trust Company in good delivery form and in such denominations and in such registrations as the Underwriter shall request in writing not later than 10:00 a.m. the second full business day prior to the Closing Date, and shall make available said certificates for inspection and packaging by the Depository Trust Company not later than 10:00 a.m. at least one full business day prior to the Closing Date.

     3.  Representations and Warranties of the Company.  The Company represents
         ---------------------------------------------
and warrants to the Underwriter that:



     (a) The Company meets the requirements for use of Form S-1 under the Securities Act of 1933, as amended (the "Act"), has prepared a registration statement on Form S-1 (Registration No. 333-32949) for the registration of the Bonds and one or more amendments thereto in conformity with the requirements of the Act and all applicable instructions and the published rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Act, has filed such registration statement and amendments with the Commission and either (A) has prepared and proposes to file, prior to the effective date of such registration statement, an amendment to such registration statement, including a final prospectus, setting forth the initial public offering price of the Bonds and related information or (B) if the Company has elected to rely upon Rule 430A of the Rules and Regulations, will prepare and file a prospectus in accordance with the provisions of Rule 430A and Rule 424(b) of the Rules and Regulations promptly after execution of this Agreement. Copies of such registration statement and amendments (including all forms of preliminary prospectuses) have been delivered to the Underwriter, and the Company will not, before the registration statement becomes effective, file any other amendment or supplement thereto to which the Underwriter objects after being furnished with a copy thereof. (The information, if any, included in such prospectus that was omitted from the prospectus included in such registration statement at the time it becomes effective but that is deemed, pursuant to Rule 430A(b), to be part of the registration statement at the time it becomes effective, is referred to herein as the "Rule 430A Information." Each prospectus used before the time such registration statement becomes effective, and any prospectus that omits the Rule 430A Information, used after such effectiveness and prior to the execution and delivery of this Agreement, is referred to herein as a "preliminary prospectus." Such registration statement, including all prospectuses included as a part thereof, all financial schedules and exhibits thereto, all documents incorporated by reference therein, as amended at the time it becomes effective, and, if applicable, the Rule 430A Information, is herein called the "Registration Statement," and the prospectus, including the documents incorporated by reference therein, included in the Registration Statement at the time it becomes effective is herein called the "Prospectus," except that, if the final prospectus furnished to the Underwriter after the execution of this Agreement for use in connection with the offering of the Bonds differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term "Prospectus" shall refer to the final prospectus first furnished to the Underwriter for such use.) For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any term sheet or any amendment or supplement to any of the foregoing shall be deemed to include the electronically transmitted copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     (b) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus, at the time of the filing thereof with the Commission, did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph
  (b) shall apply to statements in, or omissions from, any preliminary prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in such preliminary prospectus.

     (c) When the Registration Statement becomes effective (such date being referred to herein as the "Effective Date"), and at all times subsequent thereto, up to and including the Closing Date, the Registration Statement and the Prospectus, and all amendments and supplements thereto, will comply with the provisions of the Act and the Rules and Regulations. When the Registration Statement becomes effective, and when any post-effective amendment thereto becomes effective, the Registration Statement (as amended, if the Company has filed with the Commission any post-effective amendment thereto) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. When the Registration Statement becomes effective, and at all times subsequent thereto, up to and including the Closing Date, the Prospectus (as amended or supplemented, if the Company has filed with the Commission any amendment thereof or supplement thereto) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the representations and warranties in this subparagraph
  (c) will apply to statements in, or omissions from, the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in the Registration Statement or the Prospectus or any such amendment or supplement. The Prospectus delivered to the Underwriter for use in connection with the offering of the Bonds will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of New Hampshire, and is not required to qualify as a foreign corporation in any jurisdiction. The Company has no subsidiaries.

     (e) The authorized and outstanding capitalization of the Company is set forth in the Registration Statement under "Capitalization," and all the issued shares of common stock of the Company, par value $25 per share (the "Common Stock") have been duly authorized and validly issued and are fully paid and non-assessable. None of such shares of Common Stock were issued in violation of preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company or under any agreement to which the Company is a party or otherwise. All of the issued and outstanding shares of capital stock of the Company are owned by EnergyNorth, Inc., a New Hampshire corporation. The Company does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

     (f) The statements concerning the Bonds in the Prospectus under the caption "Description of the Bonds" conform with and accurately describe the rights set forth in the instruments defining the same.

     (g) The Company has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder or contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms.

     (h) The Bonds have been duly authorized by the Company for issuance and sale pursuant to this Agreement and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by general principles of equity and by bankruptcy or other laws relating to or affecting creditors' rights generally. The Bonds will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to the description thereof contained in the Prospectus.

     (i) The Indenture has been duly authorized, executed and delivered by the Company and qualified under the 1939 Act and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; the Indenture will conform in all materials respects to the description thereof contained in the Prospectus.

     (j) The Company has good and marketable title to the properties specifically described in and conveyed by the Indenture (except such property as may have been disposed of or released from the lien thereof in accordance with the terms thereof) subject only to the lien of the Indenture, to permitted liens, as defined in the Indenture, as to property acquired by the Company subsequent to the execution of the Original Indenture, to any liens existing thereon or purchase money liens placed thereon at the time of such acquisition as permitted by the Indenture, and to certain other reservations, rights of grantors under revocable permits, easements, licenses, zoning laws and ordinances and restrictions and minor defects or irregularities of title which do not, individually or in the aggregate, materially impair the use of the property affected thereby in the operation of the business of the Company; the Company has good title to all personal property owned by the Company, free and clear of all liens, encumbrances and defects except the liens of the Indenture and such liens, encumbrances and defects as do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company is held by the Company under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company; the distribution main easements enjoyed by the Company are valid, subsisting and enforceable easements with such exceptions as are not material and do not interfere with the conduct of the business of the Company; the Company has no knowledge of and has not received any notice with respect to the commencement of any action by any governmental agency or private individual to revoke any material license or right-of-way pursuant to which the Company maintains its gas distribution system.

     (k) The Indenture constitutes a legally valid and direct enforceable first mortgage lien, upon substantially all of the Company's properties and franchises, now owned or hereafter acquired, other than the Supplemental Fuel Inventory (as defined in the Indenture), free from all prior liens, charges or encumbrances, except as hereinbefore set forth in paragraph (j) above, and, in the case of property hereafter acquired, any thereof existing at the time of acquisition. All real property which is encumbered by the lien of the Indenture is located in the Counties of Hillsborough, Merrimack and Belknap in the State of New Hampshire.

     (l) The Company has all requisite corporate power and authority necessary to own or hold its properties and conduct its business as described in the Prospectus and owns or holds all material licenses, certificates, permits and other required authorizations from governmental authorities necessary to own or hold its properties and conduct its business. The Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization or infringement of or conflict with asserted rights of others with respect to any license, patent, patent rights, copyright, trademark or trade name, which individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the business operations, assets, condition (financial or otherwise) or prospects of the Company.

     (m) The Company's properties are well-maintained, in good repair, and suitable for their intended purposes. Except as set forth in the Prospectus, there have been no releases into the environment of hazardous substances or materials, toxic substances, hazardous wastes or petroleum products or wastes, as defined in federal, state and local laws ("Hazardous Materials") on, under or from any of the Company properties other than those releases allowed under any permit, license, certificate or other authorization from a governmental authority issued to the Company or other than those releases, the remediation of which have not and will not have a material adverse effect on the business, operations or financial condition of the Company. Except as set forth in the Prospectus, there have been no investigations or reports involving the Company by any governmental authority which in any way pertain to Hazardous Materials and have had or may have a materially adverse effect on the business of the Company. The Company has not violated and is not violating in any material respect any federal, state or local law, regulation, ordinance or requirement regarding Hazardous Materials. Except as set forth in the Prospectus, the Company has not received any notice identifying it as responsible or potentially responsible for remediation or cleanup costs in connection with property other than the Company's property the remediation of which have not and will not have a material adverse effect on the business, operations or financial condition of the Company.

     (n) Except as set forth in the Prospectus, there are no actions, suits, proceedings, hearings, claims or investigations pending or threatened before or by any court, governmental authority, or instrumentality (or any state of facts which would give rise thereto) against the Company or involving any of its properties or business that may result in a material adverse change in the business, operations, assets, condition (financial or otherwise) or prospects of the Company, or which may adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability hereof.

     (o) Except as reflected in or contemplated by the Prospectus, since the respective dates for which information is given in the Prospectus and up to and including the Closing Date: (i) the Company has not incurred, nor will have incurred, any liabilities or obligations, direct or contingent, which are material to the business of the Company, or has entered into, or will have entered into, any transaction which is material to the business of the Company; (ii) there has been no change in the capital stock or short-term or long-term debt of the Company, and the Company has not declared or paid any dividend or made any other distribution on or in respect of its respective capital stock other than a dividend payment on its Common Stock in the amount of approximately $935,000 paid on or about September 12, 1997; (iii) there has been no material adverse change, or any development specifically related to the business of the Company, involving a prospective material adverse change in the condition (financial or otherwise), net worth or results of operations of the Company, whether or not arising in its ordinary course of business; and
  (iv) there have been no transactions entered into by the Company other than those in the ordinary course of business.

     (p) The Company is not in default under its Certificate of Incorporation, Bylaws or any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound, except where the consequences, direct or indirect, of such default or defaults, if any, will not have a material adverse effect on the business, operations or financial condition of the Company. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of, any indenture (including, without limitation, the Indenture), mortgage, deed of trust or other agreement or instrument to which the Company is a party or is bound, the Certificate of Incorporation or Bylaws of the Company or any order, rule or regulation applicable to the Company of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

     (q) The financial statements and schedules of the Company included in the Registration Statement and the Prospectus fairly present, and the financial statements and schedules of the Company included in any amendment or supplement to the Registration Statement and the Prospectus will fairly present, the financial condition of the Company and the results of its operations and changes in its financial position as of the dates and for the periods therein specified. Said financial statements have been and will be prepared in accordance with generally accepted accounting principles, consistently maintained and applied throughout the periods involved.

     (r) The Company has filed all tax and information returns and reports required to be filed by the Company with respect to federal, state, local and foreign income, earnings, payroll, gross receipts, employment or payroll related (including Social Security, unemployment, disability and employee withholding), franchise, sales, transfer, use, occupancy, property, ad valorem, excise and other taxes and governmental charges of any nature (and all penalties, additions to tax and interest related to any of the foregoing), and all amounts shown to be due on each of such returns and reports have been or will be paid when due. There are no grounds for the assertion or assessment of any additional taxes or governmental charges against the Company or the assets of the Company, which, if successfully asserted and assessed, would have a material adverse effect on the business or condition, financial or otherwise, of the Company.

     (s) The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of the Company, and the system of internal accounting controls maintained by the Company is sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to (A) permit preparation of financial statements and (B) maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

     (t) The accountants who have certified the financial statements and supporting schedules included in the Registration Statement or incorporated by reference therein are independent public accountants, as required by the Act and the Rules and Regulations.

     (u) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body (including, without limitation, the Public Utilities Commission of the State of New Hampshire) necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") with respect to underwriting compensation and except for any filings under applicable state securities or other Blue Sky laws required to be made subsequent to the Closing Date) has been obtained or made and is in full force and effect or has been duly waived.

     (v) Each lease, contract, agreement or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is so described or filed as required. All leases, contracts and agreements referred to in or filed as exhibits to the Registration Statement to which the Company is a party have been duly and validly executed by the Company, and are, together with such other leases, contracts and agreements by which the Company are bound, in full force and effect except as set forth in the Prospectus.

     (w) The Company is not a "holding company" as such term is defined in the Public Utility Holding Company Act of 1935 (the "1935 Act"). The Company is a "subsidiary company" of a "holding company" and an "affiliate" of a "holding company", as such terms are defined in the 1935 Act, and such "holding company" and the Company are presently exempt from the provisions of the 1935 Act (except Section 9(a)(2) thereof).

     (x) The Company possesses all licenses, franchises, permits, certificates, authorizations approvals, consents, orders and other operating rights from the Federal Energy Regulatory Commission, the State of New Hampshire and all governmental authorities or agencies necessary for the ownership or lease of the properties owned or leased by the Company and for the operation of the business carried on by the Company; all such licenses, franchises, permits, certificates, authorizations, approvals, consents and orders are in full force and effect and contain no unduly burdensome provisions that would interfere with the conduct of the business of the Company and, except as otherwise set forth in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending or threatened that would result in a modification, suspension or revocation thereof.

     (z) None of the Company or any of its subsidiaries is an "investment company" or under the "control" of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended (the "1940 Act")

     (aa) Immediately after the sale of the Bonds by the Company hereunder, the aggregate amount of the Bonds which shall have been issued and sold by the Company hereunder and of any debt securities of the Company (other than the Bonds) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement.

     (bb) None of the Company or any of its directors, officers or controlling persons, has taken, directly or indirectly, any action resulting in a violation of Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Bonds.

     (cc) No "forward looking statement" (as defined in Rule 175 under the 1933
  Act) contained in the Registration Statement, any preliminary prospectus or the Prospectus was made or reaffirmed without a reasonable basis or was disclosed other than in good faith.

     (dd) There are no claims for services in the nature of finder's or origination fees with respect to the sale of the Bonds hereunder.

     (ee) The aggregate principal amount of bonds outstanding under the General and Refunding Mortgage Indenture dated as of June 30, 1987, as heretofore amended and supplemented, between Concord Natural Gas Corporation (a predecessor by merger of the Company), and Bank of New Hampshire, N.A., as trustee (the "Concord Gas Indenture"), does not exceed $1,365,000 and the principal payments on such bonds are as follows:


                  Fiscal Year                      Amount
                  -----------                      -------

                   1998-2001                       $272,500
                      2002                         $275,000

     The aggregate principal amount of bonds outstanding under the General and Refunding Mortgage Indenture dated as of June 30, 1987, as heretofore amended and supplemented, between Manchester Gas Company and Bank of New Hampshire, N.A., as trustee (the "Manchester Gas General and Refunding Indenture") does not exceed $2,270,000 and the principal payments on such bonds are as follows:



                  Fiscal Year                         Amount
                  -----------                         ------

                   1998-2001                       $   455,000
                      2002                         $   450,000


     The aggregate principal amount of bonds outstanding under the Indenture does not exceed $23,270,000 and the principal payments on such bonds are as follows



                  Fiscal Year                         Amount
                  -----------                         ------

                   1998-2001                       $   455,000
                      2002                         $   450,000
                      2009                         $ 4,000,000
                      2019                         $ 7,000,000
                      2020                         $10,000,000


     No holder of any indebtedness of the Company has, and no event has occurred which will permit such holder or future holder to have, a prior lien on the property encumbered by the Indenture.

  No holder of any Indebtedness of the Company has, and no event has occurred which will permit such holder to have, a pari passu lien on the property
                                         ---- -----
encumbered by the Indenture, other than holders of bonds heretofore issued under
(a) the Manchester Gas General and Refunding Indenture, or (b) the Concord Gas Indenture.

     Supplemental indentures have been duly authorized, executed and delivered by the Company (or a predecessor corporation) and recorded or filed for record in such manner and in such places as the Concord Gas Indenture and the Manchester Gas General and Refunding Indenture have been recorded or filed. Until such time as all of the Bonds have been retired, no further action is required to close such indentures and to prevent the further issuance of any bonds thereunder. The Company's outstanding First Mortgage Bonds Designated as 8.67% Series A General and Refunding Mortgage Bonds Due 2002 will be redeemed with a portion of the net proceeds from the issuance of the Bonds.

     4.   Agreements of the Company.  The Company agrees that:
          -------------------------

     (a) Prior to the Effective Date and at any time when a prospectus relating to the Bonds is required to be delivered under the Act or the Rules and Regulations, the Company will not file or make any amendment or post-effective amendment to the

  Registration Statement or any amendment or supplement to the Prospectus to which the Underwriter has objected in writing within a reasonable time after being furnished copies thereof.

     (b) The Company will use its best efforts to cause the Registration Statement to become effective at the earliest possible time and will advise the Underwriter immediately and confirm that advice in writing (i) of the effectiveness of the Registration Statement, (ii) if any post-effective amendment thereto, any supplement to the Prospectus or any amended Prospectus shall have been filed, (iii) of any request of the Commission to amend or supplement the Registration Statement or Prospectus or to provide additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Bonds for sale in any state or other jurisdiction or of the initiation or threat of any proceeding for any such purpose. The Company will use its best efforts to prevent the issuance of any stop order or suspension order and to obtain promptly the withdrawal of any such stop order or suspension order.

     (c) The Company will promptly deliver to the Underwriter, without charge, five copies of (i) the Registration Statement, as originally filed, each amendment thereto, and each post-effective amendment thereto filed at any time when a prospectus relating to the Bonds is required to be delivered under the Act, at least one of which has been signed by the proper officers and at least a majority of directors of the Company, either directly or by their attorney(s)-in fact and include a signed copy of each consent and certificate of experts named in the Registration Statement, together with all exhibits filed therewith or incorporated by reference therein and (ii) conformed copies of the Registration Statement, as originally filed, each amendment thereto, and each post-effective amendment thereto filed at any time when a prospectus relating to the Bonds is required to be delivered under the Act or the Rules and Regulations, as the Underwriter may reasonably require. The Company will promptly deliver, without charge, to the Underwriter and such others whose names and addresses are designated by the Underwriter: (A) from time to time until the effective date of the Registration Statement, as many printed copies as the Underwriter may reasonably request of any preliminary prospectus filed with the Commission prior to the effective date of the Registration Statement and (B) as soon as possible after the Registration Statement becomes effective, and from time to time thereafter, as many printed copies as the Underwriter may reasonably request of the Prospectus and of any amended or supplemented Prospectus.

     (d) During the period of time in which the Prospectus is required to be delivered under the Act, the Company will comply to the best of its ability with the Act and the Rules and Regulations so as to permit the continuance of sales of and dealings in the Bonds under the Act and the Exchange Act and will keep current in the filing of all material reports and forms required to be filed with any regulatory authority having jurisdiction over the Company.

     (e) If, at any time when a prospectus relating to the Bonds is required to be delivered under the Act or the Rules and Regulations, any event occurs which causes the Prospectus as then amended or supplemented to include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if, at any time, it is necessary to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company will promptly notify the Underwriter and promptly prepare and file with the Commission an amendment or supplement to the Registration Statement, an appropriate filing pursuant to Section 13 or 14 of the Exchange Act correcting such statement or omission or an amendment effecting such compliance and deliver in connection therewith such Prospectus or Prospectuses to the Underwriter in such quantity as may be necessary to permit compliance with the requirements of the Act and the Rules and Regulations.

     (f) The Company will use its best efforts to qualify the Bonds for sale under the securities laws of such jurisdictions as the Underwriter may reasonably have designated in writing and will make such applications, file such documents and consents to service of process, and furnish such information as may be reasonably required for that purpose, provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or where such action would subject the Company to taxation where it is not now subject. The Company will, from time to time, prepare and file such statements, consents, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for distribution of the Bonds.

     (g) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 16 months after the Effective Date, an earnings statement (in form complying with the provisions of Section 11(a) of the Act in the manner contemplated by Rule 158 under the Act, which need not be certified by independent public accountants unless required by the Act or the Rules and Regulations) covering a period of at least 12 months commencing after the Effective Date and will advise the Underwriter in writing when such statement has been so made available.

     (h) The Company will apply the net proceeds from the offering of the Bonds in accordance with the uses set forth in the Prospectus.

     (i) The Company will, for a period of five years from the Closing Date, deliver to the Underwriter copies of (A) annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act, (B) every press release released by the Company, and (C) such additional documents and information as the Underwriter may from time to time reasonably request. The Company will deliver to the Underwriter similar reports with respect to all significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

     (j) The Company will use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the applicable Closing Date and to satisfy all conditions precedent to the delivery of the Bonds.

     (k) The Company will comply with the Act, the Exchange Act, the Rules and Regulation and the rules and regulations of the Commission under the Exchange Act (the "Exchange Act Rules and Regulations"), so as to permit the continuance of sales and dealings under the Act, the Exchange Act, the Rules and Regulations and the Exchange Act Rules and Regulations, and the Company will keep current in the filings of all material reports and forms required to be filed with any regulatory body having jurisdiction over the securities of the Company, including, without limitation, the Commission.

     (l) During a period of 120 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, directly or indirectly, issue, sell, contract to sell, grant any option for the sale of, or otherwise transfer or dispose of any debt securities of the Company which mature more than one year after the Closing Date and which are substantially similar to the Bonds. During such 120 day period, however, the Company may redeem the Company's outstanding First Mortgage Bonds Designated as 8.67% Series A General and Refunding Mortgage Bonds Due 2002.

     (m) None of the Company or any of its respective directors, officers or controlling persons, will take, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act, or designed to cause or result in, or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Bonds.

     (n) The Company has or will have, on or before the Closing Date, furnished to the Trustee the resolutions, certificates and other instruments and cash, if any, required to be delivered prior to or upon the issuance of the Bonds to be delivered on the Closing Date pursuant to the provisions of the Indenture. The Company will request the Trustee to authenticate the Bonds pursuant to Article II of the Indenture. The Company will, on or before the Closing Date, be able to comply with all other conditions with respect to the authentication of the Bonds imposed by the Indenture.

     5.   Expenses.  The Company and the Underwriter agree as follows:
          --------

     (a) Whether or not the Registration Statement becomes effective, the Company will pay all of the costs, expenses and fees incident to the performance of its obligations under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the

  Underwriter copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Selected Dealer Agreement, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses incident to securing any required review by the NASD of the terms of the sale of the Bonds; the expenses of preparation, issuance and delivery of the certificates for the Bonds to the Underwriter; the fees and expenses of the transfer agent for the Bonds (including legal fees and disbursements, if any, of counsel to the transfer agent); any taxes, including transfer taxes, on the sale of the Bonds to the Underwriter; the expenses, including the reasonable fees and disbursements of counsel, incurred in connection with the qualification of the Bonds under State securities or Blue Sky laws; and all other costs, expenses and fees incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this section.

     (b) The Underwriter will pay (i) the fees and disbursements of the Underwriter's counsel, except as set forth in (a) above and Section 10(b) hereof, and (ii) their own out-of-pocket expenditures.

     6.   Conditions of the Underwriter's Obligations.  The obligations of the
          -------------------------------------------
Underwriter to purchase and pay for the Bonds shall be subject in its discretion to the accuracy of and compliance with the representations and the warranties of the Company herein contained as of the date hereof, and the Closing Date, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) The Registration Statement shall have become effective no later than 1:00 p.m., St. Louis time, on the date of this Agreement, or such later time and date as shall be consented to in writing by the Underwriter, neither a stop order suspending the effectiveness of such Registration Statement shall have been issued under the Act nor proceedings therefor shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriter.

     (b) The Underwriter shall not have discovered and disclosed to the Company on or prior to the Closing Date, if any, that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of the Underwriter or counsel for the Underwriter, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (c) At the Closing Date, the Underwriter shall have received a favorable opinion, dated the Closing Date, of McLane, Graf, Raulerson & Middleton, substantially in the form attached hereto. In giving such opinion, said counsel may rely as to matters of fact upon statements and certifications of officers of the Company and of other appropriate persons and may rely as to matters of law, other than the laws of the United States and the State of New Hampshire, upon an opinion or opinions of local counsel, provided that any such opinion or opinions are delivered to the Underwriter and that said counsel shall state that they have no reason to believe that such opinions are not correct.

     (d) At the Closing Date, the Underwriter shall have received from Bryan Cave LLP an opinion or opinions with respect to the sufficiency of the Company proceedings and other legal matters relating to this Agreement, the Registration Statement, the Prospectus and such related matters as the Underwriter may reasonably require, and there shall have been furnished to such counsel such documents as they may request to enable them to pass upon such matters. In giving such opinion or opinions, Bryan Cave LLP may rely as to matters of fact upon statements and certifications of officers of the Company and of other appropriate persons and may rely as to matters of law, other than the laws of the United States and the State of Missouri, upon an opinion or opinions of local counsel, who may be counsel for the Company, provided that any such opinion or opinions are delivered to the Underwriter and that said counsel shall state that they have no reason to believe that such opinions are not correct.

     (e) At the Closing Date, the Underwriter shall have received a certificate, dated the Closing Date signed by the chief executive officer or president and principal financial or accounting officer of the Company, in form and substance satisfactory to the Underwriter, to the effect that: (i) the representations and warranties of the Company in this Agreement are true and correct as if made on the Closing Date and the Company has performed and complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Date; (ii) since the respective dates for which information is given in the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, of the Company or in the earnings, affairs or business prospects of the Company, whether or not arising in the ordinary course of business, other than as described in the Prospectus; (iii) since such dates, the Company has not entered into any material transactions other than transactions in the ordinary course of business or as described in the Prospectus; (iv) no stop order affecting the Registration Statement is in effect or, to the best of such officers' knowledge, threatened; and (v) covering such other matters as the Underwriter may otherwise request.

     (f) On the date of this Agreement, the Underwriter shall have received a letter from Arthur Andersen LLP, dated such date and addressed to the Underwriter in form and substance satisfactory to the Underwriter, with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus.

     (g) At the Closing Date, the Underwriter shall have received a letter from Arthur Andersen LLP, dated the Closing Date, and addressed to the Underwriter in form and substance satisfactory to the Underwriter, confirming as of the Closing Date, their letter dated the date hereof and delivered to the Underwriter pursuant to Section 6(f) hereof.

     (h) Before the Closing Date, Bryan Cave LLP, counsel for the Underwriter, shall have been furnished with such opinions and copies of such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Bonds as herein contemplated and related proceedings or in order to evidence the accuracy or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained. All proceedings taken by the Company in connection with the issuance and sale of the Bonds as herein contemplated and all opinions and certificates mentioned above or elsewhere in this Agreement shall be satisfactory in form and substance in all material respects to the Underwriter and said counsel.

     (i) Except as contemplated in the Prospectus, subsequent to the respective dates for which information is given in the Registration Statement and the Prospectus, there shall not have been any material change in the capital Bonds, short-term debt or long-term debt of the Company or any material adverse change, or any development specifically related to the business of the Company involving a prospective material adverse change, in the condition (financial or otherwise), net worth or results of operations of the Company considered as a whole, which, in the judgment of the Underwriter, makes it impracticable to offer or deliver the Bonds on the terms and in the manner contemplated in the Prospectus.

     (j) At the Closing date, the Underwriter shall have received from Cleveland, Waters & Bass, counsel for the Trustee, an opinion substantially in the form attached hereto.

     (k) On or prior to the Closing Date, the Sixth Supplemental Indenture shall have been duly authorized, executed and delivered by the Company and the Trustee, and shall be in full force and effect, and the Indenture (including the Sixth Supplemental Indenture) and all other documents, including, without limitation, Uniform Commercial Code financing statements shall have been duly executed and properly recorded or filed in such manner and in each jurisdiction in which recording is required to establish the mortgage lien and security interest created by the Indenture as a mortgage lien on and/or a security interest in the property encumbered by the lien of the Indenture.

     If any of the conditions specified in this Section 6 shall not have been fulfilled, this Agreement may be terminated by the Underwriter upon notice to the Company or such conditions may be waived, modified or the time for fulfillment thereof may be extended by the Underwriter upon notice to the Company.

     7.   Conditions of the Company's Obligations.  The obligations of the
          ---------------------------------------
Company to deliver the Certificates representing the Bonds shall be subject to the condition that no stop order suspending the effectiveness of the Registration Statement shall be in effect at the Closing Date and no proceedings therefor shall be pending or threatened by the Commission at the Closing Date.

     In the event the conditions specified in this Section 7 shall not be fulfilled, this

Agreement may be terminated by the Company upon delivery of notice to the Underwriter. Any such notice shall be without liability of the Company to the Underwriter, except as otherwise provided in Section 10(b) hereof, and without liability of the Underwriter to the Company.

     8.   Indemnification.
          ---------------


     (a) The Company will indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter or such controlling person may be subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any amendment or supplement to the foregoing, any related preliminary prospectus or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Bonds under the securities laws thereof or filed with the Commission or any securities exchange or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and, subject to the limitations set forth in Section 8(c) hereof, will reimburse the Underwriter and each controlling person for any legal or other expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the Prospectus or any such document; provided further, however, that the indemnification contained in this paragraph with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) on account of any such losses, claims, damages, liabilities or expenses arising from the sale of the Bonds by the Underwriter to any person if a copy of the Prospectus (as amended or supplemented if any amendments or supplements thereto shall have been furnished to the Underwriter prior to the written confirmation of the sale involved) shall not have been given or sent to such person by or on behalf of the Underwriter with or prior to the written confirmation of the sale involved, and the untrue or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus (as amended or supplemented if amended or supplemented as aforesaid). Indemnification pursuant to this Section 8 will be in addition to any liability which the Company may otherwise have.

     (b) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any amendment or supplement thereto, any related preliminary prospectus or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Bonds under the securities laws thereof or filed with the Commission or any securities exchange or any omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in the Prospectus or any such document and, subject to the limitations set forth in Section 8(c) hereof, will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. Indemnification pursuant to this Section 8 will be in addition to any liability which the Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any claim or action is brought against any indemnified party, and the indemnified party notifies the indemnifying party of the claim or the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, with counsel chosen by the indemnifying party and reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense of such claim or action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party, provided, however, that in no case shall the indemnifying party be responsible for the fees and expenses of more than one such counsel. An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent.

     (d) The Company acknowledges that the last full paragraph on the cover page of the Prospectus and the statements under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Registration Statement and Prospectus.

     9.   Contribution.  If the indemnification provided for in Section 8 of
          ------------
this Agreement is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party under Sections 8(a) and (b), as the case may be, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Bonds or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Bonds (before deducting expenses) received by the Company bear to the total underwriting discount and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8 shall be deemed to include, subject to the limitations set forth above and in Section 8 hereof, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     10.  Effective Date and Termination.
          ------------------------------

     (a) This Agreement shall become effective (i) if the Commission has not declared the Registration Statement effective under the Act, at 11:00 a.m., St. Louis time, on the first full business day following the Effective
  Date, or (ii) if the Commission has declared the Registration Statement effective, (A) at 11:00 a.m., St. Louis time, on the day following the date hereof, or (B) at such earlier time as the Underwriter shall first release the Bonds for sale to the public. For the purposes of this Section, the Bonds shall be deemed to have been released for sale to the public upon release by the Underwriter for publication of a newspaper advertisement relating thereto or upon release by the Underwriter of facsimile transmissions offering the Bonds for sale to securities dealers, whichever shall first occur. By giving notice as hereinafter specified before the time this Agreement becomes effective, the Underwriter or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of Sections 6 and 9 hereof shall at all times be effective.

     (b)  This Agreement may be terminated at any time prior to the Closing
  Date by the Underwriter by written notice to the Company, if in the judgment of the Underwriter it is impracticable to offer for sale or to enforce contracts made by the Underwriter for the resale of the Bonds by reason of (i) the Company sustaining a loss, whether or not insured, by reason of fire, flood, accident or other calamity, which, in the opinion of the Underwriter, substantially affects the value of the properties of the Company or which materially interferes with the operation of the business of the Company, (ii) trading generally in securities on the New York Stock Exchange, Inc. having been suspended or limited or minimum prices having been established on such exchange, (iii) a banking moratorium having been declared by the United States or by New York state authorities, or (iv) an outbreak of major hostilities or other national or international calamity having occurred.

     (c) If the obligations of the parties to this Agreement shall be terminated pursuant to Section 6 or 7 hereof or this Section 10, or if the purchases provided for herein are not consummated because of any refusal, inability or failure on the part of the Company to comply with any of the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform all of its obligations under this Agreement, the Company shall not be liable to the Underwriter for damages on account of loss of anticipated profits arising out of the transactions covered by this Agreement, but the Company shall remain liable to the extent provided in Sections 5(a) and 8(a) hereof, and, except where termination occurs pursuant to clause (ii), (iii) or (iv) of Section 10(b) hereof, the Company shall pay the out-of-pocket expenses incurred by the Underwriter in contemplation of the performance by it of its obligations hereunder, including the fees and disbursements of its counsel and its traveling expenses and postage, telegraph and telephone charges.

     (d) If the Underwriter elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Underwriter by telephone or telegram, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, the Underwriter shall be notified promptly by the Company by telephone or telegram, confirmed by letter.

     11.  Survival of Indemnities, Representations and Warranties.  The
          -------------------------------------------------------
respective indemnities of the Company and the Underwriter and the respective representations and warranties of the Company and the Underwriter set forth in this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Company or the Underwriter or any of their respective officers, directors, partners or any controlling person, and will survive delivery of and payment for the Bonds or termination of this Agreement pursuant to Section 10 hereof, as the case may be.

     12.  Parties in Interest; Entire Agreement.  This Agreement shall inure to
          -------------------------------------
the benefit of the Company, the Underwriter, the officers, directors and partners of such parties, each controlling person referred to in Section 8 hereof, and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

     The term "successor" as used in this Agreement shall not include any purchaser, as such purchaser, of any Bonds from the Underwriter.

     This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes any agreement previously entered into.

     13.  Notices.  All communication, terminations and notices hereunder shall
          -------
be in writing and sent to the Company and to the Underwriter. Notices shall be mailed, delivered, transmitted by facsimile or telegraphed and confirmed to the Underwriter at 12555 Manchester Road, St. Louis, Missouri 63131-3729 (telecopier: (314) ________) (Attn: ____________________) (or such other place as the Underwriter may specify in writing) with a copy to Bryan Cave LLP, One Metropolitan Square, Suite 3600, St. Louis, Missouri 63102 (telecopier (314) 259-2020) (Attn: James L. Nouss, Jr., Esq.) and to the Company at 1260 Elm Street, P.O. Box 329, Manchester, New Hampshire 03105-0329 (telecopier: (603) 624-6864) (Attn: Robert R. Giordano) (or such other place as the Company may specify in writing) with a copy to McLane, Graf, Raulerson & Middleton, P.A., 900 Elm Street, P.O. Box 326, Manchester, New Hampshire 03105-0326 (telecopier:
(603) 625-5650) (Attn:  Richard A. Samuels, Esq.).

     14.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts which, taken together, shall constitute one and the same instrument.

     15.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Missouri.

  Please sign the enclosed duplicate of this letter whereupon this letter will become a binding agreement between the parties in accordance with its terms.

                                Very Truly Yours,

                                ENERGYNORTH NATURAL GAS, INC.



                                By
                                  ----------------------------------

                                  ----------------------------------

                                  ----------------------------------


The foregoing Agreement is hereby confirmed and accepted, as of the date first above written.


EDWARD D. JONES & CO., L.P.


By
  ____________________________
     Authorized Signatory